Exhibit 99.1

Charles River Announces First-Quarter 2008 Results

– First-Quarter Sales Increase 16% to $338 Million Due to Strong Customer Demand –

– First-Quarter GAAP EPS of $0.64 and Non-GAAP EPS of $0.72 –

– Reaffirms Guidance for 2008 –

WILMINGTON, Mass.--(BUSINESS WIRE)--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2008. For the quarter, net sales increased 16.0% to $337.7 million from $291.2 million in the first quarter of 2007. Both the Research Models and Services (RMS) and Preclinical Services (PCS) business segments reported strong sales growth, driven by demand for our broad portfolio of essential drug discovery and development products and services, as pharmaceutical and biotechnology companies invested in basic research and increased their strategic use of outsourced drug development services. Foreign exchange contributed 4.2% to the net sales growth.

On a GAAP basis, net income for the first quarter of 2008 was $45.2 million, or $0.64 per diluted share, compared to $36.8 million, or $0.54 per diluted share, for the first quarter of 2007. The first quarter of 2007 included a loss from discontinued operations of $0.5 million.

On a non-GAAP basis, net income was $50.8 million for the first quarter of 2008, compared to $43.2 million for the same period in 2007, an increase of 17.6%. First-quarter diluted earnings per share on a non-GAAP basis were $0.72, an increase of 12.5% compared to $0.64 per share in the first quarter of 2007. Non-GAAP earnings per share in the first quarter of 2008 excluded $7.6 million of amortization of intangible assets related to acquisitions and a charge of $0.7 million related to the Company’s disposition of its legacy Preclinical Services facility in Worcester, Massachusetts. For the first quarter of 2007, non-GAAP results excluded $7.9 million of amortization of intangible assets and stock-based compensation related to acquisitions and a charge of $0.8 million related to the exit of the Worcester facility.

James C. Foster, Chairman, President and Chief Executive Officer, said, “The year is off to a very strong start, with double-digit organic sales growth, excluding foreign exchange, in both of our business segments. We are continuing to see robust demand from pharmaceutical and biotechnology customers for the essential products and services that we provide, as they endeavor to discover new therapies and increasingly adopt strategic outsourcing as a more efficient and cost effective means of drug development. As a result of our aggressive investment to expand and strengthen our infrastructure, we are extremely well-positioned to meet our clients’ needs, and our position as a leading provider of products and services for drug development is reflected in our first-quarter financial results. Based on these results and the continuing strength of demand for our broad portfolio of products and services, we are today reaffirming our 2008 guidance.”

Research Models and Services (RMS)

Sales for the RMS segment were $168.6 million in the first quarter of 2008, an increase of 17.8% from $143.1 million in the first quarter of 2007. Sales growth was broad based, with strong global demand from pharmaceutical and biotechnology companies for research models and services, as well as Endotoxin and Microbial Detection (formerly In Vitro) products.

In the first quarter of 2008, the RMS segment’s GAAP operating margin increased to 33.1% compared to 32.9% in the first quarter of 2007, with the improvement due primarily to higher sales. On a non-GAAP basis, which excluded charges of $0.5 million for acquisition-related amortization, the operating margin was 33.4% compared to 33.1% for the same period in the prior year. Non-GAAP results in the first quarter of 2007 excluded $0.4 million of amortization related to acquisitions.

Preclinical Services (PCS)

First-quarter net sales for the PCS segment were $169.1 million, an increase of 14.1% from $148.1 million in the first quarter of 2007. Continuing strong demand for general and specialty toxicology services from pharmaceutical and biotechnology customers was the primary factor which contributed to the sales growth.

As expected, the additional costs associated with the transition to the new preclinical facility in Nevada and the negative impact of foreign exchange in Canada resulted in lower operating margins for the PCS segment. The first-quarter GAAP operating margin declined to 13.8% from 15.8% in the same period in the prior year. On a non-GAAP basis, which excludes $7.0 million of acquisition-related amortization and a charge of $0.7 million associated with the Company’s disposition of its Worcester, Massachusetts facility, the operating margin declined to 18.3% from 21.4% in the first quarter of 2007.

2008 Guidance

The Company reaffirms its forward-looking guidance for 2008, which was originally provided on December 12, 2007. The guidance for GAAP earnings per diluted share now includes the following items, which have been excluded from non-GAAP diluted earnings per share: A gain of approximately $0.04 per diluted share due to the Company’s decision in the second quarter of 2008 to curtail its U.S. defined benefit pension plan and a charge of approximately $0.01-$0.02 per diluted share related to the Company’s disposition of its legacy Preclinical Services facility in Worcester, Massachusetts.

2008 GUIDANCE
Net sales growth (in %)	10% - 13%
GAAP EPS estimate	$2.59 - $2.69
Amortization of intangible assets	$0.30
Gain on curtailment of U.S. defined benefit pension plan	($0.04)
Charges related to preclinical facility disposition	$0.01-$0.02
Non-GAAP EPS estimate	$2.87 - $2.97

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, May 7, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share from continuing operations, which exclude amortization of intangible assets and other charges related to our acquisitions, charges related to the disposition of our Worcester facility, and gains attributable to the curtailment of our U.S. pension plan. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2008 earnings; the future demand for drug discovery and development products and services, including the outsourcing of these services; the impact of specific actions intended to improve overall operating efficiencies and profitability; the timing of the opening of new and expanded facilities; future cost reduction activities by our customers; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 20, 2008, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our more than 8,500 employees worldwide are focused on providing clients with exactly what they need to improve and expedite the discovery, development through first-in-human evaluation, and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended
	March 29, 2008	March 31, 2007

Total net sales	$337,685	$291,199
Cost of products sold and services provided	207,308	175,626
Gross margin	130,377	115,573
Selling, general and administrative	59,306	53,017
Amortization of intangibles	7,571	7,855
Operating income	63,500	54,701
Interest income (expense)	(666)	(2,059)
Other income (expense)	(837)	149
Income before income taxes and minority interests	61,997	52,791
Provision for income taxes	16,926	15,310
Income before minority interests	45,071	37,481
Minority interests	83	(254)
Income from continuing operations	45,154	37,227
Loss from discontinued businesses, net of tax	-	(464)
Net income	$45,154	$36,763

Earnings (loss) per common share
Basic:
Continuing operations	$0.67	$0.56
Discontinued operations	$-	$(0.01)
Net income	$0.67	$0.55
Diluted:
Continuing operations	$0.64	$0.55
Discontinued operations	$-	$(0.01)
Net income	$0.64	$0.54

Weighted average number of common shares outstanding
Basic	67,504,848	66,346,152
Diluted	70,559,456	67,632,780

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	March 29, 2008	December 29, 2007
Assets
Current assets
Cash and cash equivalents	$239,876	$225,449
Trade receivables, net	239,385	213,908
Inventories	90,881	88,023
Other current assets	75,309	79,477
Current assets of discontinued businesses	638	1,007
Total current assets	646,089	607,864
Property, plant and equipment, net	788,218	748,793
Goodwill, net	1,122,011	1,120,540
Other intangibles, net	143,184	148,905
Deferred tax asset	83,897	89,255
Other assets	57,141	85,993
Long-term assets of discontinued businesses	4,187	4,187
Total assets	$2,844,727	$2,805,537

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$33,743	$25,051
Accounts payable	36,772	36,715
Accrued compensation	36,805	53,359
Deferred revenue	97,556	102,021
Accrued liabilities	69,743	61,366
Other current liabilities	27,480	23,268
Current liabilities of discontinued businesses	738	748
Total current liabilities	302,837	302,528
Long-term debt	476,367	484,998
Other long-term liabilities	152,024	154,044
Total liabilities	931,228	941,570
Minority interests	3,473	3,500
Total shareholders’ equity	1,910,026	1,860,467
Total liabilities and shareholders’ equity	$2,844,727	$2,805,537

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 29, 2008	March 31, 2007
Research Models and Services
Net sales	$168,596	$143,068
Gross margin	76,256	63,654
Gross margin as a % of net sales	45.2%	44.5%
Operating income	55,813	47,021
Operating income as a % of net sales	33.1%	32.9%
Depreciation and amortization	6,659	5,569
Capital expenditures	10,146	7,084

Preclinical Services
Net sales	$169,089	$148,131
Gross margin	54,121	51,919
Gross margin as a % of net sales	32.0%	35.0%
Operating income	23,268	23,444
Operating income as a % of net sales	13.8%	15.8%
Depreciation and amortization	15,674	14,344
Capital expenditures	29,558	30,840

Unallocated Corporate Overhead	$(15,581)	$(15,764)

Total
Net sales	$337,685	$291,199
Gross margin	130,377	115,573
Gross margin as a % of net sales	38.6%	39.7%
Operating income	63,500	54,701
Operating income as a % of net sales	18.8%	18.8%
Depreciation and amortization	22,333	19,913
Capital expenditures	39,704	37,924

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 29, 2008	March 31, 2007
Research Models and Services
Net sales	$168,596	$143,068
Operating income	55,813	47,021
Operating income as a % of net sales	33.1%	32.9%
Add back:
Amortization related to acquisitions	534	374
Operating income, excluding specified charges (Non-GAAP)	$56,347	$47,395
Non-GAAP operating income as a % of net sales	33.4%	33.1%

Preclinical Services
Net sales	$169,089	$148,131
Operating income	23,268	23,444
Operating income as a % of net sales	13.8%	15.8%
Add back:
Amortization related to acquisitions	7,037	7,481
Impairment and other charges	686	819
Operating income, excluding specified charges (Non-GAAP)	$30,991	$31,744
Non-GAAP operating income as a % of net sales	18.3%	21.4%

Unallocated Corporate Overhead	$(15,581)	$(15,764)
Add back:
Stock-based compensation related to Inveresk acquisition	-	70
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(15,581)	$(15,694)

Total
Net sales	$337,685	$291,199
Operating income	63,500	54,701
Operating income as a % of net sales	18.8%	18.8%
Add back:
Amortization related to acquisition	7,571	7,855
Stock-based compensation related to Inveresk acquisition	-	70
Impairment and other charges	686	819
Operating income, excluding specified charges (Non-GAAP)	$71,757	$63,445
Non-GAAP operating income as a % of net sales	21.2%	21.8%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
(dollars in thousands, except for per share data)

	Three Months Ended
	March 29, 2008	March 31, 2007

Net income	$45,154	$36,763
Less: Discontinued operations	-	464
Net income from continuing operations	45,154	37,227
Add back:
Amortization related to acquisitions	7,571	7,855
Stock-based compensation related to Inveresk acquisition	-	70
Impairment and other charges	686	819
Tax effect	(2,605)	(2,784)
Net income from continuing operations, excluding specified charges (Non-GAAP)	$50,806	$43,187

Weighted average shares outstanding - Basic	67,504,848	66,346,152
Effect of dilutive securities:
2.25% senior convertible debentures	1,421,424	-
Stock options and contingently issued restricted stock	1,363,212	1,153,912
Warrants	269,972	132,716
Weighted average shares outstanding - Diluted	70,559,456	67,632,780

Basic earnings per share	$0.67	$0.55
Diluted earnings per share	$0.64	$0.54

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.75	$0.65
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.72	$0.64

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Associate Director, Public Relations